                                                                    EXHIBIT 99.1

NEWS                                                                  [AIG LOGO]


Contact: Charlene Hamrah (Investment Community)
         212/770-7074

         Joe Norton (News Media)
         212/770-3144

                    AIG ISSUES STATEMENT REGARDING SUBPOENAS

NEW YORK, February 14, 2005 -- American International Group, Inc. (AIG) issued the following statement today regarding subpoenas received from the Office of the Attorney General for the State of New York and the Securities and Exchange
Commission:

     "Subsequent to the earnings conference call on Wednesday, February 9, AIG received subpoenas from the Office of the Attorney General for the State of New York and the Securities and Exchange Commission relating to investigations of non-traditional insurance products and certain assumed reinsurance transactions and AIG's accounting for such transactions. AIG will cooperate in responding to the subpoenas."

                                      # # #

         American International Group, Inc. (AIG) is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                      # # #

                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270